EXHIBIT 24.1


                                POWER OF ATTORNEY
                              (Interlink Form 10-K)


          The undersigned, an officer and/or director of Interlink Electronics, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint
E. Michael Thoben, III the undersigned's true and lawful attorney and agent, to do any and all acts and things and execute in the undersigned's name as an officer or director of the Company the Annual Report on Form 10-K and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorneys and agents and each of them shall do or cause to be done by virtue hereof. Any one of said attorneys or agents shall have, and may exercise, all powers conferred.

          Dated: March 26, 1999.


                                       GEORGE GU
                                       -----------------------------------------
                                       George Gu


                                       EUGENE F. HOVANEC
                                       -----------------------------------------
                                       Eugene F. Hovanec


                                       MERRITT M. LUTZ
                                       -----------------------------------------
                                       Merritt M. Lutz


                                       CAROLYN MACDOUGALL
                                       -----------------------------------------
                                       Carolyn MacDougall